UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Pink

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Heka Securities Purchase Agreement

On July 14, 2025, NKGen Biotech, Inc. (the “Company”) entered into a Collaboration Agreement (the “Agreement”) with HekaBio K.K. (“HekaBio”). Pursuant to the Agreement, the Company and HekaBio established a collaboration for the development, manufacturing, and commercialization of the Company’s SNK01 autologous enhanced natural killer cell therapy (the “Product”) for central nervous system and autoimmune & inflammatory conditions in Japan and other jurisdictions as may be agreed by the Company and HekaBio (the “Territory”). Pursuant to the Agreement, HekaBio will have exclusive rights to commercialize the Product in the Territory and assumes responsibility for all regulatory activities in the Territory, including acting as the Marketing Authorization Holder (as defined in the Agreement). Additionally, the Agreement provides for the supply of the Product by the Company at no cost for clinical trials and at a price to be agreed in a supply agreement until the development of in-Territory manufacturing capacity. HekaBio will be responsible for developing manufacturing capacity for the Product in the Territory. The Company and HekaBio will establish a Joint Steering Committee to oversee, exchange information, provide advice and facilitate successful cooperation under the Agreement.

Pursuant to the Agreement, the Company and HekaBio will share profits from the commercialization of the Product in the Territory. Initially, HekaBio will receive 70% of Systemwide Product Net Profits (as defined in the Agreement) until it has recovered its documented clinical trial and manufacturing costs, after which HekaBio will receive 45% and the Company will receive 55% of such profits.

The Agreement has an initial term of 15 years and will automatically renew for additional 5-year periods unless either the Company or HekaBio provides written notice of its intention not to renew the Agreement at least six months prior to the end of the then-current term. Pursuant to the Agreement, the Company also retains the right, at any time during the term of the Agreement, to initiate a buy-out option (the “Buy-Out”) under certain circumstances, including a change of control or to enable a third-party license inconsistent with HekaBio’s exclusive rights. The Buy-Out amount will be the greater of (i) 6.5 times HekaBio’s unrecovered costs or (ii) 6.5 times HekaBio’s share of the most recent 12-month Systemwide Product Net Profits (as defined in the Agreement).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 17, 2025, the Company issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Collaboration Agreement, dated July 14, 2025, by and between NKGen Biotech, Inc. and HekaBio K.K.
99.1	Press release, dated July 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: July 17, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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